SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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1-900 JACKPOT, INC.

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1-900 JACKPOT, INC.
3838 Raymert Dr., Suite 3
Las Vegas, NV 89121

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of 1-900 Jackpot, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holder of a majority in interest of our voting capital stock to  adopt a Certificate of Amendment to our Articles of Incorporation (the “Amendment”) to change our name from 1-900 Jackpot, Inc. to Exmocare, Inc..  The foregoing action has been ratified by the written consent of the holder of a majority in interest of our voting capital stock, consisting of our outstanding common stock, par value $0.001 per share,  as well as our board of directors, by written consent on February 4, 2008 and January 30, 2008, respectively.

The Amendment to change our name will be filed with the Secretary of State of the State of Nevada at least 20 days after the mailing of this Information Statement to our shareholders.  We anticipate that the effective date for the Amendment will be on or about March 7, 2008.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the proposed Amendment was not adopted by written consent, it would have been required to be considered by our stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.  The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of the Nevada General Corporation Law (the "Nevada Law"), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  Pursuant to Section 78.390 of the Nevada Law, a majority in interest of our capital stock entitled to vote thereon is required in order to amend the Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible, our Board of Directors determined that it was in the best interests of all of our shareholders that the Amendment be adopted by written consent. As discussed hereafter, the board of directors ratified the approval of the Amendment change our name.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on January 30, 2008 (the “Record Date”). As of the Record Date, we had outstanding 155,858,285 shares of common stock.

The transfer agent for our common and preferred stock is ComputerShare Trust Company.

AMENDMENT TO ARTICLES OF INCORPORATION

On January 30, 2008 and February 4, 2008, respectively, the board of directors and the holder of a majority in interest of our voting capital stock jointly ratified an Amendment to our Articles of Incorporation to change our corporate name from 1-900 Jackpot, Inc. to Exmocare, Inc.

Our management has determined that recently enacted US legislation addressing on-line gaming has had a chilling effect on the Company’s ability to attract operating affiliates in foreign jurisdictions.  As a result, we are reconsidering the feasibility of our business plan.  We are exploring other business opportunities.  Towards this end, we have entered into a letter of intent with Exmocare, LLC., Exmovere, LLC and Exmogate, LLC., three related entities, to acquire their respective operations.  No assurance is given that we will enter into a definitive agreement to acquire these assets or close the transactions.  Whether or not these transactions close, management believes that our corporate name should not reflect any reference to either gaming or lotteries.  In the event we do not close our transactions with these entities, we could be required to amend our Articles of Incorporation to change our corporate name again.

The Amendment to our Articles of Incorporation reads as follows:

Name Change to Exmocare, Inc.

We anticipate that the Amendment will be filed with the Nevada Secretary of State 21 days after this Information Statement has been distributed to our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2007 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common or preferred stock and (iv) all directors and officers as a group.

Name and Address of Beneficial Owner	Title of Class	Amount of Shares	Percent of Class(1)
Brian Fisher 3838 Raymert Dr., Suite 3 Las Vegas, NV 89121	Common Stock	0 shares	0.00%
Umbrella Asset Management, Inc. 21 Regent Street, 4th Floor Belize City, Belize, CA	Common Stock	132,928,884 shares	85.3%
Fletcher and Associates 26066-8000 #3 Road Richmond, BC V6Y3V3 Canada	Common Stock	21,560,000 shares	13.8%
All Executive Officers and Directors as a Group (2 persons)	Common Stock	0 shares	0.00%

CHANGE IN CONTROL

The action contemplated herein will not result in a change in control of our Company.  However, should we acquire the assets of Exmocare, LLC., Exmovere, LLC. and Exmogate, LLC., it is anticipated that a new board of directors and new executive officers will be appointed.  However, no assurance is given that we will successfully negotiate a definitive agreement with these entities or that such agreements would subsequently close.

EFFECT OF THE AMENDMENT

The proposed change to our Articles of Incorporation changing our name to Exmocare, Inc will not have any effect on the relative rights or privileges of the holders of our currently outstanding common stock.

REASON FOR THE AMENDMENT

In unanimously recommending the Amendment, the Board of Directors was principally influenced by the effects of the recent enactment of the Safe Port Act into law.  We believe that our efforts to market our lottery related products have been met with resistance, due to the perception that lottery operations could be subject to criminal and civil liability under the Safe Port Act and other laws in the event that players living in non-licensed jurisdictions participated in otherwise legitimate lotteries.  We have been attempting to address these concerns but have been unsuccessful to date.  As a result we are seeking other business opportunities.  We have entered into a letter of intent with Exmocare, LLC., Exmovere, LLC. and Exmogate, LLC., three development stage companies engaged in the development, production, sale and monitoring of biosensor technologies used for personal wellness and emergency medical monitoring, to acquire substantially all of their respective assets.  No assurance is given that we will enter into a definitive agreements with these companies or subsequently close the same.   Regardless, management believes that the Company should change its name to reflect that it is no longer primarily focused on lottery or gaming operation.

NO DISSENTER'S RIGHTS

Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed amendments to our Articles of Incorporation.

BY ORDER OF THE BOARD OF DIRECTORS

/s/  Brian Fisher
__________________________
Brian Fisher, Chief
Executive Officer and
Chairman of the Board
February 7, 2008